Exhibit 99.1

HarborOne Bancorp, Inc. Announces 2020 Third Quarter Earnings

Contact: Linda Simmons, EVP, CFO

Brockton, Massachusetts (October 27, 2020): HarborOne Bancorp, Inc. (the “Company” or “HarborOne”) (NASDAQ: HONE), the holding company for HarborOne Bank (the “Bank”), announced net income of $11.9 million, or $0.22 per basic and diluted share, for the third quarter of 2020, compared to $10.6 million, or $0.19 per basic and diluted share, for the preceding quarter and $7.1 million, or $0.13 per basic and diluted share, for the same period last year. For the nine months ended September 30, 2020, net income was $27.2 million, or $0.50 per basic and diluted share, compared to $14.0 million, or $0.25 per basic and diluted share, for the same period last year. The three and nine months ended September 30, 2020 reflect charges of $10.7 million and $17.9 million, respectively, to the provision for loan losses and $71,000 and $1.8 million, respectively, to non-interest expense related to the COVID-19 pandemic.

Selected Third Quarter Financial Highlights:

●	Net income tops $11.8 million, while building the allowance for loan loss to 1.40% of loans
●	Return on average assets was 1.09% and return on average equity was 6.90%
●	Net interest margin expands 9 basis points to 3.09%
●	Historic levels of residential real estate mortgage originations resulting in mortgage banking income of $38.1 million
●	Commercial loan growth of $104.3 million, or 5.3%
●	Cost of funds continue to decline with marked improvement in deposit mix
●	Adopted and received regulatory approval for a share repurchase program

“We’re extremely proud to announce the best quarterly financial performance in our history,” said James Blake, CEO. “The responsiveness and extraordinary commitment of the entire team to remain ‘open for business’ despite the extreme challenges is something we’re particularly proud of. The outstanding performance of HarborOne Mortgage, continued commercial loan growth, and expanded margins are a result of that commitment.” Added Joe Casey, President and COO: “We remain focused on keeping customers and staff safe and healthy, which has quickly become a fundamental aspect of running the business. Through it all, we’re really excited about our newest branch opening in Quincy, Massachusetts on October 19, and we’re full steam ahead to open our new South Boston location in Q1’21.”

Net Interest Income

The Company’s net interest and dividend income was $31.2 million for the quarter ended September 30, 2020, up $1.7 million, or 5.8%, from $29.4 million for the quarter ended June 30, 2020 and up $3.2 million, or 11.4%, from $28.0 million for the quarter ended September 30, 2019. The tax equivalent interest rate spread and net interest margin were 2.87% and 3.09%, respectively, for the quarter ended September 30, 2020, compared to 2.75% and 3.00%, respectively, for the quarter ended June 30, 2020, and 2.73% and 3.11%, respectively, for the quarter ended September 30, 2019. Margin improvement has largely been driven by the decrease in deposit rates. It is expected that interest rates will remain low and that the economic environment will continue to be volatile as the impact of the COVID-19 pandemic is realized.

The components of the quarter over quarter increase in net interest and dividend income reflected a decrease of $1.3 million, or 18.1%, in total interest expense and an increase of $427,000, or 1.2%, in total interest and dividend income. The decrease in total interest expense primarily reflected a decrease in interest rates, resulting in a 23 basis point decrease in the cost of interest-bearing deposits. The mix of deposits continues to shift as customers move to more liquid options. The average balance of certificates of deposit accounts decreased quarter over quarter by $46.8 million, while the savings account average balance increased $55.2 million from the preceding quarter. Average FHLB advances decreased $108.9 million as the need for short-term borrowed funds diminished, and the cost of borrowed funds increased 90 basis points, resulting in a decrease of $10,000 in interest expense on FHLB borrowings. An interest rate swap agreement with a notional amount of $100.0 million, designated as a cash flow hedge of certain LIBOR-based liabilities, provided a $94,000 gain that was offset against brokered deposits for the quarter ended September 30, 2020 and a $149,000 gain that was offset against FHLB interest expense for the preceding quarter. The increase in total interest and dividend income primarily reflected an increase of $66.3 million in average earning assets offset by a decrease in rates. The yield on loans was 3.94% for the quarter ended September 30, 2020, down from 4.06% for the quarter ended June 30, 2020. As adjustable rate loans repriced and new loans came on at lower rates, the yield on commercial loans decreased 15 basis points and the yield on residential real estate loans decreased 8 basis points. Interest on loans in the third quarter included $1.6 million in accretion income from the fair value discount on loans acquired from Coastway Bancorp, Inc. (“Coastway”) and $140,000 in prepayment penalties on commercial loans. Accretion income and prepayment penalties in the previous quarter were $1.3 million and $18,000, respectively. The increase in accretion income reflects increased loan payoffs due to low mortgage loan rates.

The increase in net interest and dividend income from the prior year quarter reflected a decrease of $5.9 million, or 49.9%, in total interest expense, partially offset by a $2.7 million, or 6.8%, decrease in total interest and dividend income. The decreases reflect offsetting rate and volume changes in both interest-bearing assets and liabilities. The cost of interest-bearing liabilities decreased 89 basis points while the average balance increased $170.6 million. The yield on interest-earning assets decreased 75 basis points while the average balance increased $447.5 million

Noninterest Income

Total noninterest income increased $5.9 million, or 15.1%, to $44.5 million for the quarter ended September 30, 2020, from $38.6 million for the quarter ended June 30, 2020. Record breaking mortgage demand spurred by low mortgage rates continued to provide higher than usual mortgage origination activity and other mortgage banking income for HarborOne Mortgage, LLC. The $789.1 million in mortgage loan closings resulted in a gain on loan sales of $34.1 million for the quarter ended September 30, 2020 as compared to $30.9 million for the preceding quarter. Other mortgage banking income increased $171,000. Residential mortgage loan payoffs resulted in accelerated amortization of mortgage servicing rights in the amount of $1.1 million for the three months ended September 30, 2020 unchanged from June 30, 2020. The 10-year Treasury Constant Maturity rate increased 3 basis points in the third quarter of 2020, resulting in an $890,000 increase in fair value of mortgage servicing rights, and has remained fairly flat since its first quarter 122 basis point drop from year-end 2019. The fair value of the mortgage servicing rights decreased $2.9 million for the nine months ended September 30, 2020. The low mortgage interest rate environment spurred increased purchase and refinance activity in the first nine months of the year, continuing into the fourth quarter of 2020 with a locked residential mortgage pipeline at September 30, 2020 of $623.6 million; however, seasonality, economic uncertainty and increased unemployment rates may have a negative impact on mortgage loan originations in the future. Other income for the quarter ended September 30, 2020 includes $1.6 million in income from the sale of VISA B shares held in the investment portfolio and was partially offset by a $612,000 decrease in swap fee income as compared to the preceding quarter.

Total noninterest income increased $27.2 million, or 157.4%, as compared to the quarter ended September 30, 2019, primarily due to a $26.6 million, or 231.5%, increase in mortgage banking income. Mortgage banking income increased compared to the same period last year, due to the increase in mortgage origination volume. Mortgage originations increased primarily as a result of lower residential mortgage interest rates and increased refinancing volume. The income from the sale of the VISA B shares noted above was offset by a $739,000 decrease in swap fee income as compared to the quarter ended September 30, 2019. Bank-owned life insurance income increased $304,000 due to a $41.4 million increase in bank-owned life insurance from September 30, 2019 to September 30, 2020.

Noninterest Expense

Total noninterest expenses were $45.7 million for the quarter ended September 30, 2020, an increase of $1.9 million, or 4.3%, from the quarter ended June 30, 2020, primarily driven by a $2.4 million increase in compensation and benefits, a $426,000 increase in loan expense, and a $429,000 increase in occupancy and equipment expenses. The increases were partially offset by a decrease of $914,000 in other expenses. The increase in compensation and benefits reflects timing of accruals for incentive programs and severance payments as a result of the staff realignment. The decrease in other expenses reflects a $1.3 million decrease in COVID-19 pandemic-related expenses. For the three months ended September 30, 2020, the expenses amounted to $71,000 compared to $1.4 million in the preceding quarter. Due to the uncertain nature of the COVID-19 pandemic, we may have elevated expenses in the future for personnel, cleaning and other initiatives to support our employees and customers.

Total noninterest expenses increased $9.5 million, or 26.3%, from the quarter ended September 30, 2019. Compensation and benefits increased $6.6 million, loan expenses increased $1.5 million professional fees increased $569,000, and deposit insurance expense increased $535,000. The increase in compensation and benefits and loan expense primarily reflected the increased volume of residential real estate mortgage originations. The increase in professional fees reflects fluctuations in services. The increase in deposit insurance as compared to the prior year reflects FDIC assessment credit awards that were recorded in the quarter ended September 30, 2019. No such awards have been recorded in 2020.

Income Tax Provision

The effective tax rate was 27.7% for the quarter ended September 30, 2020, compared to 25.8% for the quarter ended June 30, 2020 and 12.9% for the quarter ended September 30, 2019. The effective tax rate for the quarter ended September 30, 2019 included a 2015 federal tax refund of $1.3 million and a 2015 Massachusetts state tax refund of $39,700.

Provision for Loan Losses and Asset Quality

The Company recorded a provision for loan losses of $13.5 million for the quarter ended September 30, 2020, compared to $10.0 million for the quarter ended June 30, 2020 and $889,000 for the quarter ended September 30, 2019. The allowance for loan losses was $49.2 million, or 1.40%, of total loans at September 30, 2020, compared to $36.1 million, or 1.04%, of total loans at June 30, 2020 and $23.0 million, or 0.74%, of total loans at September 30, 2019. Changes in the provision for loan losses are based on management’s assessment of loan portfolio growth and composition changes, historical charge-off trends, and ongoing evaluation of credit quality and current economic conditions.

The provision for loan losses for the quarter ended September 30, 2020 included adjustments for our quarterly analysis of our historical and peer loss experience rates, commercial real estate loan growth, and a $10.7 million provision directly related to the estimate of inherent losses resulting from the impact of the COVID-19 pandemic. The provision for loan losses for the quarter ended June 30, 2020 included adjustments for our quarterly analysis of our historical and peer loss experience rates, commercial real estate loan growth, and a $5.7 million provision directly related to the estimate of inherent losses resulting from the impact of the COVID-19 pandemic. The provision for loan losses for the quarter ended September 30, 2019 primarily reflected commercial real estate loan growth.

In estimating the provision for the COVID-19 pandemic, management considered economic factors, including unemployment rates and the interest rate environment, the volume and dollar amount of requests for payment deferrals, the loan risk profile of each loan type, and whether the loans were purchased. The additional provisions provided to each category for the three months ended September 30, 2020 ranged from 26 to 55 basis points and amounted to allocations of $2.5 million to the residential real estate portfolio, $7.0 million to the commercial portfolio, and $1.2 million to the consumer portfolio.

Management continues to evaluate our loan portfolio, particularly the commercial loan portfolio, in light of the expected decrease in economic activity, the mitigating effects of government stimulus, and loan modification efforts designed to limit the long term impacts of the COVID-19 pandemic. Our commercial loan portfolio is diversified across many sectors and is largely secured by commercial real estate loans, which make up 66.6% of the total commercial loan portfolio. Initial assessments of the impact of the COVID-19 pandemic on the commercial loan portfolio have been focused on sectors that have experienced a direct impact. Management has identified six sectors as the most susceptible to immediate increased credit risk: retail, office space, hotels, health and social services, restaurants, and recreation. The total loan portfolio of the six commercial sectors identified as at risk totaled $945.2 million, which represents 45.6% of the commercial loan portfolio. The at risk sectors include $707.6 million in commercial real estate loans, $185.9 million in commercial and industrial loans, and $51.7 million in commercial construction loans.

As of September 30, 2020, the retail sector was $261.7 million, or 12.6% of total commercial loans and included $217.8 million in commercial real estate loans, $31.8 million in commercial and industrial loans, and $12.1 million in commercial construction loans. U.S. Small Business Administration’s Paycheck Protection Program loans included in the sector totaled $6.9 million. We have provided deferrals for loans in this sector with outstanding principal balances of $46.1 million. We originated $16.3 million loans during the third quarter that are within the retail sector. The new loans are supported by leases to retail space largely insulated from the pandemic, such as drug stores and grocery stores.

As of September 30, 2020, the office sector was $214.0 million, or 10.3% of total commercial loans, and included $197.1 million in commercial real estate loans, $16.2 million in commercial and industrial loans, and $768,000 in commercial construction loans. We provided deferrals for loans in the sector with outstanding principal balances of $13.3 million. No Paycheck Protection Program loans were originated in this sector. We originated $619,000 loans during the third quarter that are within the office sector.

As of September 30, 2020, the hotel sector was $193.8 million, or 9.4% of total commercial loans, and included $171.0 million in commercial real estate loans, $2.7 million in commercial and industrial loans, and $20.1 million in commercial construction loans. Paycheck Protection Program loans included in the sector totaled $548,000. We have provided deferrals for loans in this sector with outstanding principal balances of $112.2 million, $61.3 million that have expired deferral periods and are paying as agreed, and $4.9 million that have expired deferral periods and are greater than 30 days delinquent. In addition, we have provided other short-term relief for loans in this sector with outstanding principal balances of $7.7 million. At September 30, 2020, nonperforming loans included in the hotel sector amount to $4.8 million. The increase from the second quarter reflects one loan that amounted to $1.4 million that is on nonaccrual and subsequently executed a deferral agreement.

The health and social services sector amounted to $188.0 million, or 9.1% of total commercial loans, as of September 30, 2020 and included $96.6 million in commercial real estate loans, $91.3 million in commercial and industrial loans, and $107,000 in commercial construction loans. Paycheck Protection Program loans included in the sector totaled $41.5 million, and we have provided deferrals for loans in this sector with outstanding principal balances of $13.8 million. We originated $12.7 million loans during the third quarter that are within this sector.

As of September 30, 2020, the restaurant sector amounted to $56.1 million, or 2.7% of total commercial loans, including $9.0 million in Paycheck Protection Program loans. We provided deferrals for loans in this sector with outstanding principal balances of $13.4 million. The recreation sector amounted to $31.6 million, or 1.5% of total commercial loans, including $2.7 million in Paycheck Protection Program loans. We provided deferrals for loans in this sector with outstanding principal balances of $15.6 million. Included in the recreation sector is a $9.2 million nonaccrual loan with an allocated reserve of $254,000 secured by a recreational facility for which credit deterioration began prior to the COVID-19 pandemic.

We provided access to the Paycheck Protection Program to both our existing customers and new customers, to ensure small businesses in our communities have access to this important lifeline for their businesses. As of September 30, 2020, Paycheck Protection Program loans amounted to $153.0 million. As of September 30, 2020, there was $4.0 million in deferred processing fee income that will be recognized over the life of the loans.

We are also working with commercial loan customers that may need payment deferrals or other accommodations to keep their loans out of default through the COVID-19 pandemic. As of September 30, 2020, we have provided 162 payment deferrals on commercial loans with a total principal balance of $289.2 million, or 14.0%, of total commercial loans, of which $214.4 million are loans included in an at risk sector. As of September 30, 2020, 68.7% of the commercial deferrals have expired and the borrower is making payments as agreed, 1.7% of the commercial deferrals have expired and the borrower is delinquent, and 29.6% are in active deferral period. The majority of active commercial deferrals expire during the fourth quarter. Requests for additional deferrals or new deferrals are immaterial at September 30, 2020.

The residential loan and consumer loan portfolios have not experienced significant credit quality deterioration as of September 30, 2020; however, the continuing impact and uncertain nature of the COVID-19 pandemic may result in increases in delinquencies, charge-offs and loan modifications in these portfolios through the remainder of the year. As of September 30, 2020, we had provided 186 payment deferrals on residential mortgage loans with a total principal balance of $56.7 million, or 5.0% of total residential loans, of which 74.9% of the deferrals have expired and are paying as agreed and 24.2% are in active deferral periods. We had 561 payment deferrals on consumer loans with a total principal balance of $13.3 million, or 4.2%, of total consumer loans, of which 91.4% of the deferrals have expired and are paying as agreed. Requests for additional extensions on residential mortgage loans and consumer loans were not significant as of September 30, 2020.

Net charge offs totaled $338,000 for the quarter ended September 30, 2020, or 0.04% of average loans outstanding on an annualized basis, compared to $286,000, or 0.03% of average loans outstanding on an annualized basis, for the quarter ended June 30, 2020 and $106,000, or 0.01% of average loans outstanding on an annualized basis, for the quarter ended September 30, 2019.

Total nonperforming assets were $41.0 million at September 30, 2020, compared to $38.6 million at June 30, 2020 and $27.9 million at September 30, 2019. Nonperforming assets as a percentage of total assets were 0.93% at September 30, 2020, 0.86% at June 30, 2020, and 0.71% at September 30, 2019. The increase from the preceding quarter is primarily due to a commercial loan that amounted to $1.4 million and a net increase in nonperforming residential real estate loans of $1.4 million. The increase in nonperforming assets from the prior year quarter was primarily in the commercial loan portfolio.

Balance Sheet

Total assets decreased $36.6 million, or 0.8%, to $4.43 billion at September 30, 2020 from $4.46 billion at June 30, 2020. The decrease primarily reflects a decrease of $110.3 million in short-term investments partially offset by a $28.7 million increase in net loans and $31.5 million increase in loans held for sale. Additionally, an asset held for sale at June 30, 2020 of $8.5 million closed in the third quarter.

Net loans increased $28.7 million, or 0.8%, to $3.47 billion at September 30, 2020 from $3.44 billion at June 30, 2020. The net increase in loans for the three months ended September 30, 2020 was primarily due to increases in commercial real estate loans of $62.9 million, commercial and industrial loans of $23.9 million, and commercial construction loans of $17.4 million, partially offset by a decrease in consumer loans of $41.8 million and a $20.7 million decrease in residential real estate loans. Loans held for sale increased $31.5 million, or 19.8%, to $190.4 million at September 30, 2020, from $158.9 million at June 30, 2020.

Total deposits increased $57.2 million, or 1.7%, to $3.37 billion at September 30, 2020 from $3.31 billion at June 30, 2020. Compared to the prior quarter, non-certificate accounts increased $29.2 million and term certificate accounts increased $28.0 million. FHLB borrowings decreased $105.0 million, or 52.5%, to $236.1 million at September 30, 2020 from $341.1 million at June 30, 2020.

Total stockholders’ equity was $694.1 million at September 30, 2020 compared to $684.4 million at June 30, 2020 and $659.6 million at September 30, 2019. The tangible common equity to tangible assets ratio was 14.23% at September 30, 2020, 13.88% at June 30, 2020, and 15.06% at September 30, 2019. At September 30, 2020, the Company and the Bank had strong capital positions and exceeded all regulatory capital requirements.

About HarborOne Bancorp, Inc.

HarborOne Bancorp, Inc. is the holding company for HarborOne Bank, a Massachusetts-chartered savings bank. HarborOne Bank serves the financial needs of consumers, businesses, and municipalities throughout Eastern Massachusetts and Rhode Island through a network of 26 full-service branches located in Massachusetts and Rhode Island, one limited service branch and a commercial lending office in each of Boston, Massachusetts and Providence, Rhode Island. The Bank also provides a range of educational services through “HarborOne U,” with classes on small business, financial literacy and personal enrichment at two campuses located adjacent to our Brockton and Mansfield locations. HarborOne Mortgage, LLC, a subsidiary of HarborOne Bank, is a full-service mortgage lender with more than 30 offices in Massachusetts, Rhode Island, New Hampshire, Maine, New Jersey and Florida and is licensed to lend in four additional states.

Forward Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “believes,” “will,” “would,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to, the negative impacts and disruptions of the COVID-19 pandemic and the measures taken to contain its spread on our employees, customers, business operations, credit quality, financial position, liquidity and results of operations; the length and extent of economic contraction as a result of the COVID-19 pandemic; the effects of continued deterioration in employment levels, general business and economic conditions on a national basis and in the local markets in which the Company operates, including changes that adversely affect borrowers’ ability to service and repay the Company’s loans; changes in customer behavior; turbulence in the capital and debt markets and the impact of such conditions on the Company’s business activities; changes in interest rates; increases in loan default and charge-off rates; decreases in the value of securities in the Company’s investment portfolio; fluctuations in real estate values; the possibility that future credit losses may be higher than currently expected due to changes in economic assumptions, customer behavior or adverse economic developments; the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and investments; competitive pressures from other financial institutions; acquisitions may not produce results at levels or within time frames originally anticipated; operational risks including, but not limited to, cybersecurity incidents, fraud, natural disasters, and future pandemics; changes in regulation; reputational risk relating to the Company’s participation in the Paycheck Protection Program and other pandemic-related legislative and regulatory initiatives and programs; changes in accounting standards and practices; the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired; demand for loans in the Company’s market area; the Company’s ability to attract and maintain deposits; risks related to the implementation of acquisitions, dispositions, and restructurings; the risk that the Company may not be successful in the implementation of its business strategy; changes in assumptions used in making such forward-looking statements and the risk factors described in the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website, www.sec.gov. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, HarborOne Bancorp, Inc.’s actual results could differ materially from those discussed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as required by law.

Use of Non-GAAP Measures

In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures. The Company’s management believes that the supplemental non-GAAP information, which consists of the tax equivalent basis for yields, the efficiency ratio, tangible common equity to tangible assets ratio and tangible book value per share is utilized by regulators and market analysts to evaluate a company’s financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

HarborOne Bancorp, Inc.

Consolidated Balance Sheet Trend

(Unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
(in thousands)	2020	2020	2020	2019	2019

Assets

Cash and due from banks	$29,180	$30,355	$35,264	$24,464	$27,758
Short-term investments	108,338	218,617	200,156	187,152	210,873
Total cash and cash equivalents	137,518	248,972	235,420	211,616	238,631

Securities available for sale, at fair value	280,308	262,710	249,789	239,473	204,133
Securities held to maturity, at amortized cost	—	—	—	26,372	27,099
Federal Home Loan Bank stock, at cost	11,631	15,786	13,530	17,121	13,466
Asset held for sale	—	8,536	8,536	8,536	—
Loans held for sale, at fair value	190,373	158,898	118,316	110,552	102,121
Loans:
Commercial real estate	1,380,071	1,317,145	1,211,435	1,168,412	1,083,997
Commercial construction	211,953	194,549	160,993	153,907	160,549
Commercial and industrial	480,129	456,192	317,559	306,282	298,652
Total commercial loans	2,072,153	1,967,886	1,689,987	1,628,601	1,543,198
Residential real estate	1,130,935	1,151,606	1,102,639	1,107,076	1,120,185
Consumer	312,743	354,530	391,244	435,881	448,881
Loans	3,515,831	3,474,022	3,183,870	3,171,558	3,112,264
Less: Allowance for loan losses	(49,223)	(36,107)	(26,389)	(24,060)	(23,044)
Net loans	3,466,608	3,437,915	3,157,481	3,147,498	3,089,220
Mortgage servicing rights, at fair value	20,159	16,127	13,207	17,150	16,067
Goodwill	69,802	69,802	69,802	69,802	69,635
Other intangible assets	4,694	5,141	5,588	6,035	6,482
Other assets	247,226	241,019	229,537	204,766	182,166
Total assets	$4,428,319	$4,464,906	$4,101,206	$4,058,921	$3,949,020

Liabilities and Stockholders' Equity

Deposits:
Demand deposit accounts	$650,336	$642,971	$439,793	$406,403	$446,433
NOW accounts	202,020	199,400	174,971	165,877	143,547
Regular savings and club accounts	912,017	876,753	744,564	626,685	585,327
Money market deposit accounts	815,644	831,653	809,622	856,830	875,804
Term certificate accounts	785,871	757,897	852,274	887,078	873,397
Total deposits	3,365,888	3,308,674	3,021,224	2,942,873	2,924,508
Short-term borrowed funds	95,000	200,000	104,000	183,000	60,000
Long-term borrowed funds	141,106	141,114	181,123	171,132	211,140
Subordinated debt	34,002	33,970	33,938	33,907	33,875
Other liabilities and accrued expenses	98,220	96,693	85,782	62,215	59,943
Total liabilities	3,734,216	3,780,451	3,426,067	3,393,127	3,289,466

Common stock	584	584	584	584	584
Additional paid-in capital	463,531	462,881	461,616	460,232	458,599
Unearned compensation - ESOP	(31,759)	(32,218)	(32,678)	(33,137)	(33,838)
Retained earnings	261,304	251,032	242,080	237,356	233,049
Treasury stock	(1,333)	(721)	(721)	(721)	(721)
Accumulated other comprehensive income	1,776	2,897	4,258	1,480	1,881
Total stockholders' equity	694,103	684,455	675,139	665,794	659,554

Total liabilities and stockholders' equity	$4,428,319	$4,464,906	$4,101,206	$4,058,921	$3,949,020

HarborOne Bancorp, Inc.

Consolidated Statements of Net Income - Trend

(Unaudited)

	Quarters Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(in thousands, except share data)	2020	2020	2020	2019	2019

Interest and dividend income:
Interest and fees on loans	$34,496	$33,970	$34,025	$36,195	$36,230
Interest on loans held for sale	1,060	988	577	1,120	747
Interest on securities	1,317	1,424	1,808	1,580	1,542
Other interest and dividend income	175	239	759	828	1,211
Total interest and dividend income	37,048	36,621	37,169	39,723	39,730

Interest expense:
Interest on deposits	4,520	5,805	8,693	9,480	9,972
Interest on FHLB borrowings	835	845	1,253	1,385	1,249
Interest on subordinated debentures	524	524	523	524	524
Total interest expense	5,879	7,174	10,469	11,389	11,745

Net interest and dividend income	31,169	29,447	26,700	28,334	27,985

Provision for loan losses	13,454	10,004	3,749	1,251	889

Net interest and dividend income, after provision for loan losses	17,715	19,443	22,951	27,083	27,096

Noninterest income:
Mortgage banking income:
Gain on sale of mortgage loans	34,055	30,862	12,278	9,471	11,015
Changes in mortgage servicing rights fair value	(193)	(1,111)	(4,387)	625	(2,474)
Other	4,281	4,110	2,571	2,894	2,964
Total mortgage banking income	38,143	33,861	10,462	12,990	11,505

Deposit account fees	3,451	2,969	3,931	4,274	4,186
Income on retirement plan annuities	104	103	101	102	104
Loss on asset held for sale	—	—	—	(482)	—
Gain on sale and call of securities, net	—	8	2,525	—	77
Bank-owned life insurance income	560	554	551	343	256
Other income	2,203	1,143	1,296	912	1,145
Total noninterest income	44,461	38,638	18,866	18,139	17,273

Noninterest expenses:
Compensation and benefits	29,839	27,469	21,185	23,719	23,238
Occupancy and equipment	4,581	4,152	4,563	4,366	4,171
Data processing	2,119	2,277	2,180	2,251	2,196
Loan expense	3,189	2,763	1,481	1,893	1,704
Marketing	817	1,057	876	771	799
Professional fees	1,458	1,518	1,228	2,470	889
Deposit insurance	310	279	271	5	(225)
Other expenses	3,409	4,323	3,604	3,260	3,431
Total noninterest expenses	45,722	43,838	35,388	38,735	36,203

Income before income taxes	16,454	14,243	6,429	6,487	8,166

Income tax provision	4,561	3,668	1,705	2,180	1,053

Net income	$11,893	$10,575	$4,724	$4,307	$7,113

Earnings per common share:
Basic	$0.22	$0.19	$0.09	$0.08	$0.13
Diluted	$0.22	$0.19	$0.09	$0.08	$0.13
Weighted average shares outstanding:
Basic	54,465,339	54,450,146	54,392,465	54,208,629	55,638,734
Diluted	54,465,339	54,450,146	54,392,465	54,209,182	55,638,734

HarborOne Bancorp, Inc.

Consolidated Statements of Net Income

(Unaudited)

	For the Nine Months Ended September 30,
(dollars in thousands, except share data)	2020	2019	$ Change	% Change

Interest and dividend income:
Interest and fees on loans	$102,491	$106,033	$(3,542)	(3.3)%
Interest on loans held for sale	2,625	1,647	978	59.4
Interest on securities	4,549	5,239	(690)	(13.2)
Other interest and dividend income	1,173	2,142	(969)	(45.2)
Total interest and dividend income	110,838	115,061	(4,223)	(3.7)

Interest expense:
Interest on deposits	19,018	27,577	(8,559)	(31.0)
Interest on FHLB borrowings	2,933	5,203	(2,270)	(43.6)
Interest on subordinated debentures	1,571	1,553	18	1.2
Total interest expense	23,522	34,333	(10,811)	(31.5)

Net interest and dividend income	87,316	80,728	6,588	8.2

Provision for loan losses	27,207	3,496	23,711	678.2

Net interest and dividend income, after provision for loan losses	60,109	77,232	(17,123)	(22.2)

Noninterest income:
Mortgage banking income:
Gain on sale of mortgage loans	77,195	24,086	53,109	220.5
Changes in mortgage servicing rights fair value	(5,691)	(6,866)	1,175	17.1
Other	10,962	7,442	3,520	47.3
Total mortgage banking income	82,466	24,662	57,804	234.4

Deposit account fees	10,351	12,020	(1,669)	(13.9)
Income on retirement plan annuities	308	300	8	2.7
Gain on sale and call of securities, net	2,533	1,344	1,189	100.0
Bank-owned life insurance income	1,665	762	903	118.5
Other income	4,642	3,745	897	24.0
Total noninterest income	101,965	42,833	59,132	138.1

Noninterest expenses:
Compensation and benefits	78,493	63,068	15,425	24.5
Occupancy and equipment	13,296	13,030	266	2.0
Data processing	6,576	6,441	135	2.1
Loan expense	7,433	4,309	3,124	72.5
Marketing	2,750	2,934	(184)	(6.3)
Professional fees	4,204	3,219	985	30.6
Deposit insurance	860	1,030	(170)	(16.5)
Other expenses	11,336	9,845	1,491	15.1
Total noninterest expenses	124,948	103,876	21,072	20.3

Income before income taxes	37,126	16,189	20,937	129.3

Income tax provision	9,934	2,228	7,706	345.9

Net income	$27,192	$13,961	$13,231	94.8%

Earnings per common share:
Basic	$0.50	$0.25
Diluted	$0.50	$0.25
Weighted average shares outstanding:
Basic	54,436,090	56,855,930
Diluted	54,436,090	56,855,930

HarborOne Bancorp, Inc.

Average Balances / Yields

(Unaudited)

	Quarters Ended
	September 30, 2020			June 30, 2020			September 30, 2019
	Average			Average			Average
	Outstanding		Yield/	Outstanding		Yield/	Outstanding		Yield/
	Balance	Interest	Cost (6)	Balance	Interest	Cost (6)	Balance	Interest	Cost (6)

	(dollars in thousands)
Interest-earning assets:
Investment securities (1)	$269,477	$1,319	1.95%	$240,025	$1,430	2.40%	$224,379	$1,562	2.76%
Other interest-earning assets	121,384	175	0.57	222,840	239	0.43	185,063	1,211	2.59
Loans held for sale	139,418	1,060	3.02	119,047	988	3.34	74,327	747	3.99
Loans
Commercial loans (2)	2,017,492	19,066	3.76	1,872,349	18,196	3.91	1,511,487	18,797	4.93
Residential real estate loans (2)	1,135,947	11,833	4.14	1,123,896	11,811	4.23	1,119,742	12,704	4.50
Consumer loans (2)	333,623	3,597	4.29	372,929	3,963	4.27	454,837	4,729	4.13
Total loans	3,487,062	34,496	3.94	3,369,174	33,970	4.06	3,086,066	36,230	4.66
Total interest-earning assets	4,017,341	37,050	3.67	3,951,086	36,627	3.73	3,569,835	39,750	4.42
Noninterest-earning assets	333,444			334,452			278,976
Total assets	$4,350,785			$4,285,538			$3,848,811
Interest-bearing liabilities:
Savings accounts	$897,751	589	0.26	$842,560	834	0.40	$564,040	902	0.63
NOW accounts	199,982	39	0.08	187,560	33	0.07	139,773	26	0.07
Money market accounts	825,732	745	0.36	826,939	1,207	0.59	879,694	3,417	1.54
Certificates of deposit	684,002	2,895	1.68	730,756	3,472	1.91	831,262	5,016	2.39
Brokered deposits	139,887	252	0.72	66,701	259	1.56	98,278	611	2.47
Total interest-bearing deposits	2,747,354	4,520	0.65	2,654,516	5,805	0.88	2,513,047	9,972	1.57
FHLB advances	149,750	835	2.22	258,679	845	1.31	213,578	1,249	2.32
Subordinated debentures	33,983	524	6.13	33,951	524	6.21	33,858	524	6.14
Total borrowings	183,733	1,359	2.94	292,630	1,369	1.88	247,436	1,773	2.84
Total interest-bearing liabilities	2,931,087	5,879	0.80	2,947,146	7,174	0.98	2,760,483	11,745	1.69
Noninterest-bearing liabilities:
Noninterest-bearing deposits	641,353			585,715			515,612
Other noninterest-bearing liabilities	89,319			72,808			52,357
Total liabilities	3,661,759			3,605,669			3,328,452
Total equity	689,026			679,869			520,359
Total liabilities and equity	$4,350,785			$4,285,538			$3,848,811
Tax equivalent net interest income		31,171			29,453			28,005
Tax equivalent interest rate spread (3)			2.87%			2.75%			2.73%
Less: tax equivalent adjustment		2			6			20
Net interest income as reported		$31,169			$29,447			$27,985
Net interest-earning assets (4)	$1,086,254			$1,003,940			$809,352
Net interest margin (5)			3.09%			3.00%			3.11%
Tax equivalent effect			—			—			—
Net interest margin on a fully tax equivalent basis			3.09%			3.00%			3.11%
Average interest-earning assets to average interest-bearing liabilities	137.06%			134.06%			129.32%

Supplemental information:
Total deposits, including demand deposits	$3,388,707	$4,520		$3,240,231	$5,805		$3,028,659	$9,972
Cost of total deposits			0.53%			0.72%			1.31%
Total funding liabilities, including demand deposits	$3,572,440	$5,879		$3,532,861	$7,174		$3,276,095	$11,745
Cost of total funding liabilities			0.65%			0.82%			1.42%

(1) Includes securities available for sale and securities held to maturity. Interest income from tax exempt securities is computed on a taxable equivalent basis using a tax rate of 21% for the quarters presented. The yield on investments before tax equivalent adjustments for the quarters presented were 1.95%, 2.40%, and 2.73%, respectively.

(2) Includes nonaccruing loan balances and interest received on such loans.
(3) Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(4) Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(5) Net interest margin represents net interest income divided by average total interest-earning assets.
(6) Annualized.

HarborOne Bancorp, Inc.

Average Balances / Yields

(Unaudited)

	Years Ended
	September 30, 2020			September 30, 2019
	Average			Average
	Outstanding		Yield/	Outstanding		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost

	(dollars in thousands)
Interest-earning assets:
Investment securities (1)	$261,740	$4,571	2.33%	$247,782	$5,328	2.87%
Other interest-earning assets	176,745	1,173	0.89	83,803	2,142	3.42
Loans held for sale	106,790	2,625	3.28	50,771	1,647	4.34
Loans
Commercial loans (2)	1,846,462	55,385	4.01	1,447,128	54,855	5.07
Residential real estate loans (2)	1,120,065	35,188	4.20	1,119,185	37,175	4.44
Consumer loans (2)	373,809	11,918	4.26	466,669	14,003	4.01
Total loans	3,340,336	102,491	4.10	3,032,982	106,033	4.67
Total interest-earning assets	3,885,611	110,860	3.81	3,415,338	115,150	4.51
Noninterest-earning assets	327,385			264,336
Total assets	$4,212,996			$3,679,674
Interest-bearing liabilities:
Savings accounts	$809,106	2,721	0.45	$526,078	1,830	0.47
NOW accounts	182,146	103	0.08	138,957	76	0.07
Money market accounts	829,263	4,535	0.73	849,254	9,561	1.51
Certificates of deposit	736,355	10,724	1.95	811,052	14,155	2.33
Brokered deposits	99,739	935	1.25	107,243	1,955	2.44
Total interest-bearing deposits	2,656,609	19,018	0.96	2,432,584	27,577	1.52
FHLB advances	216,333	2,933	1.81	298,643	5,203	2.33
Subordinated debentures	33,951	1,571	6.18	33,835	1,553	6.14
Total borrowings	250,284	4,504	2.40	332,478	6,756	2.72
Total interest-bearing liabilities	2,906,893	23,522	1.08	2,765,062	34,333	1.66
Noninterest-bearing liabilities:
Noninterest-bearing deposits	549,233			446,970
Other noninterest-bearing liabilities	76,660			51,252
Total liabilities	3,532,786			3,263,284
Total equity	680,210			416,390
Total liabilities and equity	$4,212,996			$3,679,674
Tax equivalent net interest income		87,338			80,817
Tax equivalent interest rate spread (3)			2.73%			2.85%
Less: tax equivalent adjustment		22			89
Net interest income as reported		$87,316			$80,728
Net interest-earning assets (4)	$978,718			$650,276
Net interest margin (5)			3.00%			3.16%
Tax equivalent effect			—			—
Net interest margin on a fully tax equivalent basis			3.00%			3.16%
Average interest-earning assets to average interest-bearing liabilities	133.67%			123.52%

Supplemental information:
Total deposits, including demand deposits	$3,205,842	$19,018		$2,879,554	$27,577
Cost of total deposits			0.79%			1.28%
Total funding liabilities, including demand deposits	$3,456,126	$23,522		$3,212,032	$34,333
Cost of total funding liabilities			0.91%			1.43%

(1) Includes securities available for sale and securities held to maturity. Interest income from tax exempt securities is computed on a tax equivalent basis using a tax rate of 21%. The yield on investments before tax equivalent adjustments was 2.32% and 2.83% for the nine months ended September 30, 2020 and 2019, respectively.

(2) Includes nonaccruing loan balances and interest received on such loans.
(3) Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(4) Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(5) Net interest margin represents net interest income divided by average total interest-earning assets.

HarborOne Bancorp, Inc.

Average Balances and Yield Trend

(Unaudited)

	Average Balances - Trend - Quarters Ended
	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019

	(in thousands)
Interest-earning assets:
Investment securities (1)	$269,477	$240,025	$275,632	$236,828	$224,379
Other interest-earning assets	121,384	222,840	186,619	159,211	185,063
Loans held for sale	139,418	119,047	61,548	115,699	74,327
Loans
Commercial loans (2)	2,017,492	1,872,349	1,647,667	1,591,188	1,511,487
Residential real estate loans (2)	1,135,947	1,123,896	1,100,177	1,105,025	1,119,742
Consumer loans (2)	333,623	372,929	415,317	442,689	454,837
Total loans	3,487,062	3,369,174	3,163,161	3,138,902	3,086,066
Total interest-earning assets	4,017,341	3,951,086	3,686,960	3,650,640	3,569,835
Noninterest-earning assets	333,444	334,452	314,193	288,558	278,976
Total assets	$4,350,785	$4,285,538	$4,001,153	$3,939,198	$3,848,811
Interest-bearing liabilities:
Savings accounts	$897,751	$842,560	$686,031	$616,008	$564,040
NOW accounts	199,982	187,560	158,702	142,505	139,773
Money market accounts	825,732	826,939	835,154	867,066	879,694
Certificates of deposit	684,002	730,756	794,883	811,199	831,262
Brokered deposits	139,887	66,701	92,189	69,035	98,278
Total interest-bearing deposits	2,747,354	2,654,516	2,566,959	2,505,813	2,513,047
FHLB advances	149,750	258,679	241,302	249,102	213,578
Subordinated debentures	33,983	33,951	33,919	33,887	33,858
Total borrowings	183,733	292,630	275,221	282,989	247,436
Total interest-bearing liabilities	2,931,087	2,947,146	2,842,180	2,788,802	2,760,483
Noninterest-bearing liabilities:
Noninterest-bearing deposits	641,353	585,715	419,620	433,478	515,612
Other noninterest-bearing liabilities	89,319	72,808	67,714	54,022	52,357
Total liabilities	3,661,759	3,605,669	3,329,514	3,276,302	3,328,452
Total equity	689,026	679,869	671,639	662,896	520,359
Total liabilities and equity	$4,350,785	$4,285,538	$4,001,153	$3,939,198	$3,848,811

	Annualized Yield Trend - Quarters Ended
	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
Interest-earning assets:
Investment securities (1)	1.95%	2.40%	2.66%	2.67%	2.76%
Other interest-earning assets	0.57%	0.43%	1.64%	2.06%	2.59%
Loans held for sale	3.02%	3.34%	3.77%	3.84%	3.99%
Commercial loans (2)	3.76%	3.91%	4.42%	4.79%	4.93%
Residential real estate loans (2)	4.14%	4.23%	4.22%	4.41%	4.50%
Consumer loans (2)	4.29%	4.27%	4.22%	4.20%	4.13%
Total loans	3.94%	4.06%	4.33%	4.58%	4.66%
Total interest-earning assets	3.67%	3.73%	4.06%	4.32%	4.42%

Interest-bearing liabilities:
Savings accounts	0.26%	0.40%	0.76%	0.77%	0.63%
NOW accounts	0.08%	0.07%	0.08%	0.08%	0.07%
Money market accounts	0.36%	0.59%	1.24%	1.42%	1.54%
Certificates of deposit	1.68%	1.91%	2.20%	2.31%	2.39%
Brokered deposits	0.72%	1.56%	1.85%	2.39%	2.47%
Total interest-bearing deposits	0.65%	0.88%	1.36%	1.50%	1.57%
FHLB advances	2.22%	1.31%	2.09%	2.21%	2.32%
Subordinated debentures	6.13%	6.21%	6.20%	6.13%	6.14%
Total borrowings	2.94%	1.88%	2.60%	2.68%	2.84%
Total interest-bearing liabilities	0.80%	0.98%	1.48%	1.62%	1.69%

(1) Includes securities available for sale and securities held to maturity.
(2) Includes nonaccruing loan balances and interest received on such loans.

HarborOne Bancorp, Inc.

Selected Financial Highlights

(Unaudited)

	Quarters Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
Performance Ratios (annualized):	2020	2020	2020	2019	2019
(dollars in thousands)

Return on average assets (ROAA)	1.09%	0.99%	0.47%	0.44%	0.74%

Return on average equity (ROAE)	6.90%	6.22%	2.81%	2.60%	5.47%

Total noninterest expense	$45,722	$43,838	$35,388	$38,735	$36,203
Less: Amortization of other intangible assets	447	447	447	448	617
Total adjusted noninterest expense	$45,275	$43,391	$34,941	$38,287	$35,586

Net interest and dividend income	$31,169	$29,447	$26,700	$28,334	$27,985
Total noninterest income	44,461	38,638	18,866	18,139	17,273
Total revenue	$75,630	$68,085	$45,566	$46,473	$45,258

Efficiency ratio (1)	59.86%	63.73%	76.68%	82.39%	78.63%

(1) This non-GAAP measure represents adjusted noninterest expense divided by total revenue

	At or for the Quarters Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
Asset Quality	2020	2020	2020	2019	2019
(dollars in thousands)

Total nonperforming assets	$40,925	$38,599	$32,134	$31,040	$27,947

Nonperforming assets to total assets	0.93%	0.86%	0.78%	0.76%	0.71%

Allowance for loan losses to total loans	1.40%	1.04%	0.83%	0.76%	0.74%

Net charge offs	$338	$286	$1,420	$235	$106

Annualized net charge offs/average loans	0.04%	0.03%	0.18%	0.03%	0.01%

Allowance for loan losses to nonperforming loans	122.86%	94.86%	83.52%	79.35%	83.58%

HarborOne Bancorp, Inc.

Selected Financial Highlights

(Unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
Capital and Share Related	2020	2020	2020	2019	2019
(dollars in thousands, except share data)

Common stock outstanding (1)	58,342,464	58,418,021	58,418,021	58,418,021	58,429,584

Book value per share (1)	$11.90	$11.72	$11.56	$11.40	$11.29

Tangible common equity:
Total stockholders' equity	$694,103	$684,455	$675,139	$665,794	$659,554
Less: Goodwill	69,802	69,802	69,802	69,802	69,635
Less: Other intangible assets (2)	4,694	5,141	5,588	6,035	6,482
Tangible common equity	$619,607	$609,512	$599,749	$589,957	$583,437

Tangible book value per share (1) (3)	$10.62	$10.43	$10.27	$10.10	$9.99

Tangible assets:
Total assets	$4,428,319	$4,464,906	$4,101,206	$4,058,921	$3,949,020
Less: Goodwill	69,802	69,802	69,802	69,802	69,635
Less: Other intangible assets (2)	4,694	5,141	5,588	6,035	6,482
Tangible assets	$4,353,823	$4,389,963	$4,025,816	$3,983,084	$3,872,903

Tangible common equity / tangible assets (4)	14.23%	13.88%	14.90%	14.81%	15.06%

(1) Share amounts related to periods prior to the date of the completion of the stock offering (August 14, 2019) have been restated to give retroactive recognition to the exchange ratio applied in the stock offering (1.795431-to-one)

(2) Other intangible assets includes core deposit intangible and noncompete intangible.
(3) This non-GAAP ratio is total stockholders' equity less goodwill and intangible assets divided by common stock outstanding.
(4) This non-GAAP ratio is total stockholders' equity less goodwill and intangible assets to total assets less goodwill and intangible assets.

HarborOne Bancorp, Inc.

Segments Statements of Net Income

(Unaudited)

	HarborOne Mortgage			HarborOne Bank
	For the Quarter Ended			For the Quarter Ended
	September 30,	June 30,	September 30,	September 30,	June 30,	September 30,
	2020	2020	2019	2020	2020	2019

	(in thousands)

Net interest and dividend income	$1,000	$739	$285	$30,599	$29,139	$27,855
Provision for loan losses	—	—	—	13,454	10,004	889
Net interest and dividend income, after provision for loan losses	1,000	739	285	17,145	19,135	26,966
Mortgage banking income:
Gain on sale of mortgage loans	34,055	30,862	11,015	—	—	—
Intersegment gain (loss)	645	1,399	393	(645)	(1,399)	(393)
Changes in mortgage servicing rights fair value	161	(621)	(1,883)	(354)	(490)	(591)
Other	3,947	3,764	2,595	334	346	369
Total mortgage banking income (loss)	38,808	35,404	12,120	(665)	(1,543)	(615)
Other noninterest income (loss)	(8)	(11)	(4)	6,326	4,788	5,772
Total noninterest income	38,800	35,393	12,116	5,661	3,245	5,157
Noninterest expense	19,156	18,273	11,227	26,300	25,218	24,405
Income (loss) before income taxes	20,644	17,859	1,174	(3,494)	(2,838)	7,718
Provision for income taxes	4,550	3,878	171	571	27	1,019
Net income (loss)	$16,094	$13,981	$1,003	$(4,065)	$(2,865)	$6,699

	HarborOne Mortgage		HarborOne Bank
	For the Nine Months Ended		For the Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2020	2019	2020	2019

	(in thousands)

Net interest and dividend income	$2,020	$604	$86,248	$81,296
Provision for loan losses	—	—	27,207	3,496
Net interest and dividend income, after provision for loan losses	2,020	604	59,041	77,800
Mortgage banking income:
Gain on sale of mortgage loans	77,195	24,085	—	1
Intersegment gain (loss)	2,444	866	(2,444)	(866)
Changes in mortgage servicing rights fair value	(3,677)	(5,267)	(2,014)	(1,599)
Other	9,931	6,315	1,031	1,127
Total mortgage banking income (loss)	85,893	25,999	(3,427)	(1,337)
Other noninterest income (loss)	(141)	(20)	19,640	18,191
Total noninterest income	85,752	25,979	16,213	16,854
Noninterest expense	48,235	27,496	75,806	74,527
Income (loss) before income taxes	39,537	(913)	(552)	20,127
Provision (benefit) for income taxes	8,667	(256)	2,199	3,267
Net income (loss)	$30,870	$(657)	$(2,751)	$16,860

HarborOne Bancorp, Inc.

COVID Loans at Risk

(Unaudited)

	At Risk Sectors
									Percent
				Health			Total		at risk
				and Social			at risk	Total	sector
	Retail	Office	Hotel	Services	Restaurants	Recreation	sectors	loans	to total

	(dollars in thousands)
Commercial real estate	$217,768	$197,087	$171,009	$96,586	$10,161	$15,015	$707,626	$1,380,071	51.3%
Commercial and industrial	31,806	16,162	2,683	91,277	36,414	7,521	185,863	480,129	38.7
Commercial construction	12,116	768	20,106	107	9,566	9,044	51,707	211,953	24.4
Total	$261,690	$214,017	$193,798	$187,970	$56,141	$31,580	$945,196	$2,072,153	45.6%

Outstanding principal, commercial deferrals	$46,121	$13,320	$112,242	$13,761	$13,424	$15,623	$214,491	$289,187	74.2%
PPP loans, net of fees	$6,891	$—	$548	$41,475	$8,983	$2,715	$60,612	$148,979	40.7%
Nonaccrual loans	$520	$—	$4,815	$395	$16	$9,162	$14,908	$25,960	57.4%

(dollars in thousands)	Deferrals expired and paying		Deferrals expired & delinquent		Active deferrals		Total deferrals	Total outstanding loans	% Active deferrals to Total outstanding loans
	#	$	#	$	#	$
Commercial real estate	50	$146,926	4	$4,679	14	$80,153	$231,758	$1,380,071	5.8%
Commercial and industrial	80	39,123	1	254	12	5,341	44,718	480,129	1.1
Commercial construction	1	12,711	—	—	—	—	12,711	211,953	—
1-4 Family	129	41,389	1	452	36	13,567	55,408	954,198	1.4
Home Equity	16	1,038	1	50	3	156	1,244	150,315	0.1
Residential construction	—	—	—	—	—	—	—	26,422	—
Consumer	504	12,127	23	361	34	772	13,260	312,743	0.2
	780	$253,314	30	$5,796	99	99,989	$359,099	$3,515,831	2.8%